EXHIBIT 99.3

Board of Directors
ZZPartners, Inc.
West Palm Beach, Florida

Report of Independent Registered Public Accounting Firm

We have audited the balance sheet of ZZPartners, Inc. as of May 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows from the date of inception (April 24, 2008) through May 31 , 2008 and for the year ending May 31 , 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
.,
We conducted our audit in accordance with the standards' of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of accounts receivable is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of accounts receivable.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZZPartners, Inc. as of May 31, 2009 and 2008, the results of operations and its cash flows from the date of inception (April 24, 2008) through May 31 , 2008 and for the year ended May 31 , 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PSC
January 12, 2010
Los Angeles, CA

ZZPARTNERS, INC.
BALANCE SHEET
As of May 31, 2009 and 2008

	2009	2008

ASSETS

Current Assets
Cash	$—	$496
Deposits	75,000	1,250
Total current assets	75,000	1,746

License, net of accumulated amortization of $100,000 (2009)	900,000	1,000,000
Debt issuance costs	6,500
Total assets	$981,500	$1,001,746

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accrued liabilities, related parties	$695,952	$1,028,344
Accounts payable and accrued expenses	174,567	33,500
Notes payable	34,974	4,677
Notes payable, related party	—	—
Total current liabilities	905,494	1,066,521

Convertible notes payable	878,000	—

Total liabilities	1,783,494	1,066,521

Shareholders’ deficit:
Common stock, $.001 par value, 75,000 shares authorized;
issued and outstanding 73,202 (2009) and 16,125 (2008)	73	16
Common stock to be issued	2	50
Additional paid-in capital	1,425	1,247
Stock subscription receivable	(40)	(991)
Retained earnings (deficit)	(803,453)	(65,097)

Total shareholders' deficit	(801,993)	(64,775)

Total liabilities and shareholders' deficit	$981,500	$1,001,746

See accompanying notes to financial statements

ZZPARTNERS, INC.
STATEMENT OF OPERATIONS
For the Years Ended May 31, 2009 and 2008

	2009	2008

Revenues:
Revenues	$5,374	$—
Cost of revenues	—	—

Gross profit	5,374	—

Operating costs and expenses:
Selling, general and administrative
Advertsing and promotion	18,032	—
Salaries	191,450	25,000
Payroll taxes	9,173	—
Travel and entertainment	35,172	4,926
Legal	27,852	25,000
Accounting	33,000	7,500
Consulting	81,690	1,000
Rent	37,474	—
Conventions	32,097	—
Amortization of license costs	100,000	—
Business licenses and filing fees	250	1,202
Office expenses	4,987	442
Other	10,358	—
Total operating costs and expenses	581,536	65,070

Operating loss	(576,162)	(65,070)

Other income (expenses)
Interest expense, other	(62,406)	(27)
Interest expense, related parties	(2,288)
Debt issuance costs	(97,500)	—
Total other income (expenses)	(162,194)	(27)

Net (loss) income	$(738,356)	$(65,097)

Basic and diluted net (loss) income per common share	$(10.24)	$(4.04)

Basic and diluted weighted average common shares outstanding	72,122	16,125

See accompanying notes to financial statements

ZZPARTNERS, INC
STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED MAY 31, 2009 and 2008

					Additional	Stock		Total
	Common stock		Common stock to be issued		paid-in	subscription	Accumulated	stockholders,
	Shares	Amount	Shares	Amount	capital	receivable	deficit	equity

Balances, April 24, 2008	-	$-	-	$-	$-	$-	$-	$-

Sale of common stock	16,125	16	58,875	59	1,425	(1,178)		322

Net loss							(65,097)	(65,097)

Balances, May 31, 2008	16,125	16	58,875	59	1,425	(1,178)	(65,097)	(64,775)

Sale of common stock	56,877	57	(56,877)	(57)	0	1138		1,138

Net loss							(738,356)	(738,356)

Balances, May 31, 2009	73,002	$73	1,998	$2	$1,425	$(40)	$(803,453)	$(801,993)

See accompanying notes to financial statements

ZZPARTNERS, INC.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(738,356)	$(65,097)

Adjustments to reconcile net loss
to net cash used in operating activities:
Amortization of license	100,000
Amortization of debt issuance costs	97,500
Change in operating assets and liabilities:
Increase in other assets	(73,750)	(1,250)
Increase in accounts payable and accrued expenses	141,068	33,500
(Decrease) increase in accrued expenses, related parties	(332,392)	1,028,343
Net cash used in operating activities	(805,930)	995,496

Cash flows from investing activities:
Purchase of license		(1,000,000)
Net cash used in investing activities	-	(1,000,000)

Cash flows from financing activities:
Proceeds from sale of common stock	-	322
Proceeds from stock subscription receivable received	1,138
Proceeds from loans from related parties	22,260	5,000
Proceeds from loans	34,974
Proceeds from convertible debentures	878,000
Placement agent fees paid	(104,000)
Payment to related party on notes payable	(26,938)	(322)
Net cash provided by financing activities	805,434	5,000

Net increase (decrease) in cash and cash equivalents	(496)	496

Cash and cash equivalents, beginning of period	496	-

Cash and cash equivalents, end of period	$0	$496

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-	$-
Cash paid during the year for taxes	$-	$-

See accompanying notes to financial statements

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation

Organization and basis of presentation

ZZPartners, Inc., (the “Company”) was incorporated on April 22, 2008 under the laws of the state of Nevada for the purpose of seeking a business opportunity in the online social network industry.

Intellectual property

The Company records intangible assets in accordance with Statement of Financial Accounting Standard (SFAS) Number 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets deemed to have indefinite lives are not subject to annual amortization. The Company reviews, at least quarterly, its investment in brand names and other intangible assets for impairment and if impairment is deemed to have occurred, the impairment is charged to expense. Intangible assets which have finite lives are amortized on a straight line basis over their remaining useful life; they are also subject to annual impairment reviews. See Note 5.

Management applies the impairment tests contained in SFAS Number 142 to determine if impairment has occurred. Accordingly, management compares the carrying value of the asset to its fair value in determining the amount of the impairment.

Management believes that the accounting estimate related to impairment of its intangible assets, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash equivalents at May 31, 2009 and 2008 were $0 and $496 respectively.

Income taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109).  SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  A valuation allowance for net deferred taxes is provided unless realizability is judged by management to be more likely than not.  The effect on deferred taxes from a change in tax rates is

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

Income taxes (continued):

recognized in income in the period that includes that enactment date.  More information on the Company’s income taxes is available in Note 7 (Income Taxes) in these financial statements.

Stock-based compensation

While the Company currently has no stock-based compensation expense, the Company intends to account for its compensation expense for any future stock-based employee compensation plans in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 – revised 2004 (“SFAS 123R”) Share-Based Payment which replaced SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”) and supersedes Opinion No. 25 of the Accounting Principles Board, Accounting for Stock Issued to Employees (APB 25).

Debt issuance costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the straight-line method over the lives of the related debt.  The straight-line method results in amortization that is not materially different from that calculated under the effective interest method.

Fair value of financial instruments

The carrying amount of the Company’s financial instruments including cash, restricted cash, accounts and other receivables, accounts payable, accrued interest and accrued expenses approximate their fair value as of May 31, 2009 due to their short maturities.  The carrying amount of lines of credit and long term debt approximate fair value because the related effective interest rates on these instruments approximate the rates currently available to the Company.

Loss per common share

Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the period.  At May 31, 2009, the Company had no stock options, warrants, or other derivative instruments convertible into common stock and therefore no diluted loss per share figures were presented.

Accounting for obligations and instruments potentially settled in Company’s common stock

In connection with any obligations and instruments potentially to be settled in the Company's stock, the Company accounts for the instruments in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's stock.

Under EITF 00-19, contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

Accounting for obligations and instruments potentially settled in Company’s common stock (continued):

previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

Derivative instruments

In connection with the issuance of equity instruments or debt, the Company may issue options or warrants to purchase common stock.  In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity.  In addition, the equity instrument or debt mat contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument.  The Company accounts for derivative instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company did not adopt SFAS No. 159 on any individual instrument as of January 1, 2008.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R is a revision to SFAS No. 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the “purchase accounting” method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS No.141R retains the fundamental requirement of SFAS No. 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS No. 141R.

The FASB also issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements” in December 2007.   This statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries.  Non-controlling interest will be reported as part of equity in the consolidated financial statements.  Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions.  Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings.  SFAS No. 160 is effective for periods beginning after December 15, 2008.  The Company is currently evaluating the requirements of SFAS No. 160.

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation (continued):

Recent accounting pronouncements (continued):

The FASB also issued SFAS No. 161 “Disclosures about Derivatives Instruments and Hedging Activities” in March 2008.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  This statement is effective for financial statements for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged.  The Company is currently evaluating the requirements of SFAS No. 161.

The Company does not believe that any other recently issued, but not yet effective, accounting standards will have a material will have an effect on the Company’s consolidated financial position, results of operations or cash flow.

2.	Licensing Agreement

On May 21, 2008 the Company signed a license agreement between the Company and ZenZuu, Inc. (“ZZI”), a Nevada corporation. The Company upon payment to ZZI will acquire the exclusive United States rights to ZZI’s online social database and advertising revenue-share model. This license agreement includes the rights to use all applicable copyrights, trademarks and related technology obtained or in connection with the online social network database and advertising revenue-sharing model. As consideration for this license, the Company is required to pay a total aggregate license fee of $1,000,000 and a monthly royalty of 25% of our net local advertising revenue received.   The term of the license is for 10 years, and is automatically renewable for successive ten year terms under the same terms and conditions.  As of November 1, 2009, the Company has paid $450,000 and ZZI has agreed to accept future payments from the Company remitting twenty percent (20%) of month end cash available from operations.

3.	Related Party Transactions

During the period ended May 31, 2008, the Company signed promissory notes totaling $5,000 payable to the chief financial officer.  At May 31, 2008, $4,677.50 in principal amount remains unpaid and there is $27 of accrued interest outstanding.  The promissory notes have an interest rate of 10% per annum and are due on demand. The principal amount and outstanding interest were paid during the year ended May 31, 2009.

At May 31, 2009 and 2008, the Company owed its chief financial officer $87,500 and $12,500 respectively for accrued but unpaid management services.  This amount is included in the financial statements under “accounts payable, related party” at May 31, 2009 and 2008 respectively. Through May 31, 2009 the Company was valuing the services at $12,500 per month. Subsequent to June 1, 2009 the fee for the services has been reduced to $10,000 per month and will be paid when cash flow is available.

4.	Convertible and promissory notes payable

    In June 2008, the Company, through a Private Placement Memorandum (the “Offering”), to accredited investors on a “best efforts” began offering a basis of up to a maximum of $2,000,000 in unsecured convertible promissory notes (the “Notes”), together with two warrants for each dollar of Note purchased (i) one 2-year warrant to purchase a share of the Company’s common stock at an exercise price of $2.50 per share; and (ii) one 2-year warrant to purchase a share of the Company’s common

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

stock at an exercise price of $5.00 per share (the “Warrants”).  The conversion of the Notes and the exercisability of the Warrants is contingent upon the Company’s entry into a merger transaction with a public reporting company (the “Merger”).  The Company sold $878,000 in Notes, the Notes will mature on the one-year anniversary of the Notes and carry a per annum interest rate of 8%.

Upon completion of the Merger, the Notes will automatically convert on the 61st calendar day following the Merger into shares of the Company’s common stock at a conversion price equal to a 25% discount to the lowest average closing bid price of the Company’s common stock over 10 consecutive trading days on or between the 31st and 60th calendar day after the Merger, with a minimum conversion price of $1.00 and maximum conversion price of $3.00 (the “Conversion Price”).

The Company can call and redeem the Warrants upon 10 days prior written notice as long as the closing bid price of the common stock exceeds 165% of the exercise price of the ten consecutive days and the resale of the common stock issuable upon exercise of the Warrants has been included in an effective Registration Statement.

Due to the delay in completing a Merger, the Company has agreed to remove the minimum    conversion price of $1.00, change the definition of the Conversion Price and increase the discount from 25% to 35%.  Accordingly the Notes will now convert at a 35% discount to the ten day average closing price beginning on the 1st day after the Merger with a publicly traded Company (the “New Conversion Price”).  Additionally, the Company has modified the warrant exercise prices from $2.50 and $5.00 to 150% and 200%, respectively of the New Conversion Price.

5.	Capital Stock

As part of the initial capitalization of the Company, the Company offered shares of its common stock beginning April 22, 2008 (inception). The shares were not registered pursuant to the Securities Act of 1933 (the “Act”), as amended.  These shares were offered pursuant to an exemption from registration requirements of the Act.  During the period ended May 31, 2008, the Company sold 65,625 shares of common stock for gross proceeds of $322 and subscriptions receivable of $991.  During the year ended May 31, 2009 the Company sold 9,375 shares of common stock for gross proceeds of $187. The shares were sold to “founders” and directors and officers of the Company for $0.02 per share.  During the year ended May 31, 2009 the Company received $951 from the payment on subscriptions receivable and their remains a balance of $40 of subscriptions receivable as of May 31, 2009.

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

6.	Commitments and Contingencies

In connection with the Company’s execution of the license agreement with ZZI, the Company agreed to pay ZZI $1,000,000 and a royalty of 25% per month of net local advertising dollars received.  As of May 31, 2009, the Company has made payments of $450,000 to ZZI.

The Company signed effective June 1, 2008, a six-month lease for furnished office space in Las Vegas, Nevada for two office suites.  Pursuant to the lease, the Company is required to pay $2,500 per month for the office space.  The lease expired November 30, 2008. Currently the Company is utilizing office space free of charge from an affiliated Company to our CEO and CFO.

7.	Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current year.  A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities.  The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies, in assessing the value of its deferred tax assets.  If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income.  Evaluating the value of these assets is necessarily based on the Company’s judgment.  If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the year ended May 31, 2009:

For the year ended May 31, 2009

U.S. statutory federal rate	34.00%

Net operating loss for which no tax
Benefit is currently available	34.00%
0.00%

At May 31, 2009, deferred tax assets consisted of a net tax asset of approximately $561,000 due to operating loss carryforwards of approximately $676,000, which was fully allowed for, in the valuation allowance of $561,000.  The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.  The net operating loss carryforward expires through the year 2029.

The valuation allowance is evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

ZZPARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

8.	Going Concern and Management’s Plans

Inherent in the Company’s business are various risks and uncertainties, including its limited operating history.  The Company’s future success will be dependent upon its ability to commercialize on its license, as well as the ability for ZZI to grow its online social network in order to attract local and national advertisers.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has no revenue, has incurred operating losses, used cash in support of its formation activities and, based upon current operating levels, requires additional significant capital to make the required license payments.  These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent on its ability to raise capital through equity offerings and debt borrowings to meet its obligations on a timely basis and ultimately to attain profitability.

9.	Subsequent Events:

In June 2009 the Company merged with ZenZuu USA, Inc., (“ZZUSA”), a newly formed Nevada     Corporation, formed to merge with the Company.  In the merger, each share of the Company was exchanged for one share of ZZUSA and ZZUSA is the surviving entity.

Subsequent to May 31, 2009, the Company received cash in exchange for the issuance of promissory notes (the “Notes”).  The Notes are due on demand and carry an annual interest rate of eight percent (8%).  As of November 30, 2009 the Company has issued $23,518 (unaudited) of Notes.

On September 30, 2009 the Company signed a non binding letter of intent (the “LOI”) to merge with VSUS Technologies, Inc. (“VSUS”). Pursuant to the terms of the LOI, VSUS would issue twenty million shares of its common stock in exchange for 100% of the common stock of the Company at closing.  Closing is subject to the parties signing a definitive agreement for the exchange of shares,  as well as customary due diligence by both parties.  The LOI expired October 30, 2009.

In December 2009 the Company has finalized negotiations for with Techs Loanstar, Inc. (“Techs”), a publicly owned Nevada Corporation for the exchange of one hundred percent (100%) of the shares of common stock outstanding of the Company for 25,000,000 shares of Techs common stock.  Techs is quoted on the Over the Counter Bulletin Board under the symbol “TCLN” and currently has 40,400,000 shares of common stock outstanding and plans on retiring 28,000,000 shares effective with the closing of the merger. Immediately after the closing there will be 37,400,000 shares of Techs common stock outstanding, of which the ZZUSA shareholders will own 25,000,000 or approximately 67%.  This will constitute a change in control of Techs. The signing of the Agreement and the closing of the merger is subject to customary due diligence of both parties and is anticipated to occur prior to December 31, 2009.